UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2006

SILICON LABORATORIES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

     4635 Boston Lane, Austin, TX          78735
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On July 24, 2006, Silicon Laboratories Inc. (“Silicon Laboratories”) issued a press release describing its results of operations for its fiscal quarter ended July 1, 2006.  A copy of the press release is attached as Exhibit 99 to this report.

Item 8.01. Other Events

On July 24, 2006, Silicon Laboratories also announced in its press release that its Board of Directors authorized a share repurchase program having an aggregate value of up to $100 million over a period of twelve months.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99  Press Release of Silicon Laboratories Inc. dated July 24, 2006.

Use of Non-GAAP Financial Information

From time to time, Silicon Laboratories provides certain non-GAAP financial measures as additional information relating to its operating results.  The non-GAAP financial measurements provided in the press release furnished herewith do not replace the presentation of Silicon Laboratories’ GAAP financial results. These additional measurements merely provide supplemental information to assist investors in analyzing Silicon Laboratories’ financial position and results of operations; however, these measures are not in accordance with, or an alternative to, GAAP and may be different from non-GAAP measures used by other companies. Silicon Laboratories has chosen to provide this information to investors because it believes that such supplemental information enables them to perform meaningful comparisons of past, present and future operating results, and as a means to highlight the results of core ongoing operations.

Pursuant to the requirements of Regulation G, we have provided in the press release furnished with this report a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.  The information contained therein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Silicon Laboratories, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

July 24, 2006	/s/Paul V. Walsh, Jr.
Date	Paul V. Walsh, Jr. Interim Chief Financial Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99	Press release dated July 24, 2006 of the Registrant